                                                                   EXHIBIT 10.71

                             [Gargoyles Letterhead]



June 20, 1996




CONFIDENTIAL

Steven Connolly
IMG
1600 Stout Street, Suite 1230
Denver, CO  80202

RE:  GARGOYLES, INC.

Dear Mr. Connolly:

As we discussed, Gargoyles is planning an initial public offering of its common stock and expects to file a registration statement with the Securities and Exchange Commission (the "SEC") on June 28, 1996. We would like to use the image and name of Tommy Moe in our registration statement.

Enclosed for your review is a copy of the most recent draft of our registration statement which has been marked to show the paragraphs where Tommy Moe's name is mentioned. In addition, we enclose a color photocopy of the proposed front and back covers of our registration statement which shows how we propose to use the image of Tommy Moe.

I understand that Tommy Moe is generally agreeable to the use of his name and image in our registration statement, subject to review of the specific language and image. In addition, by this letter

If the above is acceptable to Tommy Moe, please evidence Tommy Moe's consent to all of the above by signing below and returning this letter to me. You can fax the letter back if you prefer. Our fax number is 206-872-3317.

We appreciate your help with this matter. If you have any questions or comments to the enclosed, please do not hesitate to call me.

Very truly yours,


/s/ Douglas B. Hauff

Douglas B. Hauff
President



Agreed to and acknowledged as of
6-25, 1996



/s/ Tommy Moe
- --------------------------------
Tommy Moe



                                      -2-